Exhibit 4.6



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                 TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT


                           LOCAL FINANCIAL CORPORATION

                           Dated as of ______ __, 1999


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                                                 TABLE OF CONTENTS

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                                                     ARTICLE I
                                           DEFINITIONS AND INTERPRETATION
         SECTION 1.1       Definitions and Interpretation.......................................................  2

                                                     ARTICLE II
                                                TRUST INDENTURE ACT

         SECTION 2.1       Trust Indenture Act; Application.....................................................  5
         SECTION 2.2       Lists of Holders of Trust Preferred Securities.......................................  6
         SECTION 2.3       Reports by the Trust Preferred Securities Guarantee Trustee..........................  6
         SECTION 2.4       Periodic Reports to Trust Preferred Securities Guarantee
                                Trustee.........................................................................  6
         SECTION 2.5       Evidence of Compliance with Conditions Precedent...................................... 6
         SECTION 2.6       Guarantee Events of Default; Waiver..................................................  7
         SECTION 2.7       Guarantee Event of Default; Notice...................................................  7
         SECTION 2.8       Conflicting Interests................................................................  7

                                                    ARTICLE III
                                            POWERS, DUTIES AND RIGHTS OF
                                    TRUST PREFERRED SECURITIES GUARANTEE TRUSTEE

         SECTION 3.1       Powers and Duties of the Trust Preferred Securities Guarantee
                                Trustee.........................................................................  8
         SECTION 3.2       Certain Rights of Trust Preferred Securities Guarantee Trustee......................  10
         SECTION 3.3       Not Responsible for Recitals or Issuance of Trust Preferred Securities
                                Guarantee....................................................................... 12

                                                     ARTICLE IV
                                    TRUST PREFERRED SECURITIES GUARANTEE TRUSTEE

         SECTION 4.1       Trust Preferred Securities Guarantee Trustee; Eligibility............................ 12
         SECTION 4.2       Appointment, Removal and Resignation of Trust Preferred Securities
                           Guarantee Trustee.................................................................... 13
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                                                     ARTICLE V
                                                     GUARANTEE
         SECTION 5.1       Guarantee............................................................................ 14
         SECTION 5.2       Waiver of Notice and Demand.......................................................... 14
         SECTION 5.3       Obligations Not Affected............................................................. 14
         SECTION 5.4       Rights of Holders.................................................................... 15
         SECTION 5.5       Guarantee of Payment................................................................. 16
         SECTION 5.6       Subrogation.......................................................................... 16
         SECTION 5.7       Independent Obligations.............................................................. 16

                                                     ARTICLE VI
                                     LIMITATION OF TRANSACTIONS; SUBORDINATION

         SECTION 6.1       Limitation of Transactions........................................................... 16
         SECTION 6.2       Ranking.............................................................................. 17

                                                    ARTICLE VII
                                                    TERMINATION

         SECTION 7.1       Termination.......................................................................... 17

                                                    ARTICLE VIII
                                                  INDEMNIFICATION

         SECTION 8.1       Exculpation.......................................................................... 18
         SECTION 8.2       Indemnification...................................................................... 18

                                                     ARTICLE IX
                                                   MISCELLANEOUS

         SECTION 9.1       Successors and Assigns............................................................... 18
         SECTION 9.2       Amendments........................................................................... 19
         SECTION 9.3       Notices.............................................................................. 19
         SECTION 9.4       Benefit.............................................................................. 20
         SECTION 9.5       Governing Law........................................................................ 20
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                 TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT


                  This Trust Preferred Securities Guarantee Agreement (the "Trust Preferred Securities Guarantee"), dated as of _________ __, 1999, is executed and delivered by Local Financial Corporation, a Delaware corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee, for the benefit of the Holders (as defined herein) from time to time of the Trust Preferred Securities (as defined herein) of Local Financial Capital Trust I, a Delaware statutory business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of _______ __, 1999, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof, _______ trust preferred securities, having an aggregate liquidation amount of $__________, such trust preferred securities being designated the ___% Cumulative Trust Preferred Securities (collectively the "Trust Preferred Securities"); and

                  WHEREAS, as incentive for the Holders to purchase the Trust Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Trust Preferred Securities Guarantee, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

                  WHEREAS, the Guarantor is executing and delivering a guarantee agreement (the "Common Securities Guarantee"), with substantially identical terms to this Trust Preferred Securities Guarantee, for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated, to the extent and in the manner set forth in the Common Securities Guarantee, to the rights of holders of Trust Preferred Securities to receive Guarantee Payments under this Trust Preferred Securities Guarantee;

                  NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Trust Preferred Securities Guarantee for the benefit of the Holders.

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1       Definitions and Interpretation

                  In this Trust Preferred Securities Guarantee, unless the context otherwise requires:

                  (a) capitalized terms used in this Trust Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) a term defined in the Declaration as at the date of execution of this Trust Preferred Securities Guarantee have the same meaning when used in this Trust Preferred Securities Guarantee unless otherwise defined in this Trust Preferred Securities Guarantee;

                  (c) a term defined anywhere in this Trust Preferred Securities Guarantee has the same meaning throughout;

                  (d) all references to "the Trust Preferred Securities Guarantee" or "this Trust Preferred Securities Guarantee" are to this Trust Preferred Securities Guarantee as modified, supplemented or amended from time to time;

                  (e) all references in this Trust Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Trust Preferred Securities Guarantee, unless otherwise specified;

                  (f) a term defined in the Trust Indenture Act has the same meaning when used in this Trust Preferred Securities Guarantee, unless otherwise defined in this Trust Preferred Securities Guarantee or unless the context otherwise requires; and

                  (g) a reference to the singular includes the plural and vice versa.

                  "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

                  "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Oklahoma City, Oklahoma are authorized or required by law or executive order to close.


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                  "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

                  "Corporate Trust Office" means the office of the Trust Preferred Securities Guarantee Trustee at which the corporate trust business of the Trust Preferred Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Trust Preferred Securities Guarantee is located at 101 Barclay Street, New York, New York 10286.

                  "Covered Person" means any Holder or beneficial owner of Trust Preferred Securities.

                  "Debentures" means the series of subordinated deferrable interest debentures of the Guarantor designated the ____% Junior Subordinated Deferrable Interest Debentures due ______ __, 2029 held by the Property Trustee (as defined in the Declaration) of the Issuer.

                  "Guarantee Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Trust Preferred Securities Guarantee; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Trust Preferred Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Trust Preferred Securities to the extent the Issuer has funds on hand legally avail able therefor at such time; (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds on hand legally available therefor at such time, with respect to any Trust Preferred Securities called for redemption by the Issuer; and (iii) upon a voluntary or involuntary termination and liquidation of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Trust Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Trust Preferred Securities to the date of payment, to the extent the Issuer has funds on hand legally available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Event of Default has occurred and is continuing, no Guarantee Payments under the Common Securities Guarantee with respect to the Common Securities or any guarantee payment under any Other Common Securities Guarantees shall be made until the Holders shall be paid in full the Guarantee Payments to which they are entitled under this Trust Preferred Securities Guarantee.

                  "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Trust Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Trust Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.


                                        3

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                  "Indemnified Person" means the Trust Preferred Securities
Guarantee Trustee, any Affiliate of the Trust Preferred Securities Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Trust Preferred Securities Guarantee Trustee.

                  "Indenture" means the Indenture dated as of _____ __, 1999, among the Guarantor (the "Debenture Issuer") and The Bank of New York, as trustee (the "Indenture Trustee"), pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

                  "Indenture Event of Default" shall mean any event specified in
Section 5.01 of the Indenture.

                  "Majority in liquidation amount of the Trust Preferred Securities" means, except as provided by the Declaration, the terms of the Preferred Securities or by the Trust Indenture Act, a vote by Holder(s) of more than 50% of the aggregate liquidation amount of all Trust Preferred Securities. In determining whether the Holders of the requisite amount of Trust Preferred Securities have voted, Trust Preferred Securities which are owned by the Guarantor or any Affiliate of the Guarantor or any other obligor on the Trust Preferred Securities shall be disregarded for the purpose of any such determination.

                  "Officers' Certificate" means, with respect to the Guarantor, a certificate signed by any two of the following: the Chairman, a Vice Chairman, the Chief Executive Officer, the President, a Vice President, the Comptroller, the Secretary or an Assistant Secretary of the Guarantor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Preferred Securities Guarantee (other than pursuant to Section 314(d)(4) of the Trust Indenture Act) shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (c) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                  "Other Common Securities Guarantees" shall have the same meaning as "Other Guarantees" as defined in the Common Securities Guarantee.

                  "Other Debentures" means all junior subordinated debentures issued by the Guarantor from time to time and sold to trusts to be established by the Guarantor (if any), in each case similar to the Issuer.

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                  "Other Guarantees" means all guarantees to be issued by the
Guarantor with respect to trust preferred securities (if any) similar to the Trust Preferred Securities issued by other trusts to be established by the Guarantor (if any), in each case similar to the Issuer.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Responsible Officer" means, with respect to the Trust Preferred Securities Guarantee Trustee, any officer within the Corporate Trust Office of the Trust Preferred Securities Guarantee Trustee with direct responsibility for the administration of this Trust Preferred Securities Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Successor Trust Preferred Securities Guarantee Trustee" means a successor Trust Preferred Securities Guarantee Trustee possessing the qualifications to act as Trust Preferred Securities Guarantee Trustee under
Section 4.1.

                  "Trust Preferred Securities Guarantee Trustee" means The Bank of New York, a New York banking corporation, until a Successor Trust Preferred Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Trust Preferred Securities Guarantee and thereafter means each such Successor Trust Preferred Securities Guarantee Trustee.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

                  "Trust Securities" means the Common Securities and the Trust Preferred Securities, collectively.


                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1       Trust Indenture Act; Application

                  (a) This Trust Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

                  (b) if and to the extent that any provision of this Trust Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

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SECTION 2.2       Lists of Holders of Trust Preferred Securities

                  (a) The Guarantor shall provide the Trust Preferred Securities Guarantee Trustee (unless the Trust Preferred Securities Guarantee Trustee is otherwise the registrar of the Trust Preferred Securities) with a list, in such form as the Trust Preferred Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Trust Preferred Securities ("List of Holders") as of such date, (i) within 14 days after each record date for payment of Distributions, as defined in the Declaration, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Trust Preferred Securities Guarantee Trustee, provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Trust Preferred Securities Guarantee Trustee by the Guarantor. The Trust Preferred Securities Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in a List of Holders given to it, provided that it may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Trust Preferred Securities Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3       Reports by the Trust Preferred Securities Guarantee Trustee

                  Within 60 days after May 15 of each year, commencing May 15, 2000, the Trust Preferred Securities Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Trust Preferred Securities Guarantee Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act.

SECTION 2.4       Periodic Reports to Trust Preferred Securities Guarantee
                  Trustee

                  The Guarantor shall provide to the Trust Preferred Securities Guarantee Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, provided that such compliance certificate shall be delivered on or before 120 days after the end of each fiscal year of the Guarantor.

SECTION 2.5       Evidence of Compliance with Conditions Precedent

                  The Guarantor shall provide to the Trust Preferred Securities Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Inden-

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ture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6       Guarantee Events of Default; Waiver

                  The Holders of a Majority in liquidation amount of Trust Preferred Securities may, by vote or by written consent, on behalf of all Holders, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

SECTION 2.7       Guarantee Event of Default; Notice

                  (a) The Trust Preferred Securities Guarantee Trustee shall, within 90 days after the occurrence of a Guarantee Event of Default, mail by first class postage prepaid, to all Holders, notices of all Guarantee Events of Default actually known to a Responsible Officer, unless such de faults have been cured before the giving of such notice; provided, that, except in the case of a Guarantee Event of Default in the timing or payment of any Guarantee Payment, the Trust Preferred Securities Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or a Responsible Officer of the Trust Preferred Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                  (b) The Trust Preferred Securities Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Trust Preferred Securities Guarantee Trustee shall have received written notice from the Guarantor, or a Responsible Officer charged with the administration of this Trust Preferred Securities Guarantee shall have obtained actual knowledge, of such Guarantee Event of Default.

SECTION 2.8       Conflicting Interests

                  The Declaration shall be deemed to be specifically described in this Trust Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


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                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                  TRUST PREFERRED SECURITIES GUARANTEE TRUSTEE

SECTION 3.1       Powers and Duties of the Trust Preferred Securities Guarantee
                  Trustee

                  (a) This Trust Preferred Securities Guarantee shall be held by the Trust Preferred Securities Guarantee Trustee for the benefit of the Holders, and the Trust Preferred Securities Guarantee Trustee shall not transfer this Trust Preferred Securities Guarantee to any Person except a Holder exercising his, her or its rights pursuant to Section 5.4(b) or to a Successor Trust Preferred Securities Guarantee Trustee on acceptance by such Successor Trust Preferred Securities Guarantee Trustee of its appointment to act as Successor Trust Preferred Securities Guarantee Trustee. The right, title and interest of the Trust Preferred Securities Guarantee Trustee shall automatically vest in any Successor Trust Preferred Securities Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Trust Preferred Securities Guarantee Trustee.

                  (b) If a Guarantee Event of Default actually known to a Responsible Officer has occurred and is continuing, the Trust Preferred Securities Guarantee Trustee shall enforce this Trust Preferred Securities Guarantee for the benefit of the Holders.

                  (c) The Trust Preferred Securities Guarantee Trustee, before the occurrence of any Guarantee Event of Default and after the curing of all Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Preferred Securities Guarantee, and no implied covenants shall be read into this Trust Preferred Securities Guarantee against the Trust Preferred Securities Guarantee Trustee. In case a Guarantee Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer, the Trust Preferred Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Trust Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Trust Preferred Securities Guarantee shall be construed to relieve the Trust Preferred Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Guarantee Event of Default and after the curing or waiving of all such Guarantee Events of Default that may have occurred:

                           (A) the duties and obligations of the Trust Preferred
                  Securities Guarantee Trustee shall be determined solely by the express provisions of this Trust Preferred Securities Guarantee, and the Trust Preferred Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically

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                  set forth in this Trust Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Trust Preferred Securities Guarantee against the Trust Preferred Securities Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Trust Preferred Securities Guarantee Trustee, the Trust Preferred Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Preferred Securities Guarantee Trustee and conforming to the requirements of this Trust Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trust Preferred Securities Guarantee Trustee, the Trust Preferred Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Preferred Securities Guarantee (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

                  (ii) the Trust Preferred Securities Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trust Preferred Securities Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Trust Preferred Securities Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Trust Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trust Preferred Securities Guarantee Trustee, or exercising any trust or power conferred upon the Trust Preferred Securities Guarantee Trustee under this Trust Preferred Securities Guarantee; and

                  (iv) no provision of this Trust Preferred Securities Guarantee shall require the Trust Preferred Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trust Preferred Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Trust Preferred Securities Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2       Certain Rights of Trust Preferred Securities Guarantee Trustee

                  (a)      Subject to the provisions of Section 3.1:

                  (i) The Trust Preferred Securities Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Guarantor contemplated by this Trust Preferred Securities Guarantee may be sufficiently evidenced by an Officers' Certificate.

                  (iii) Whenever, in the administration of this Trust Preferred Securities Guarantee, the Trust Preferred Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Trust Preferred Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                  (iv) The Trust Preferred Securities Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                  (v) The Trust Preferred Securities Guarantee Trustee may consult with counsel of its selection, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Trust Preferred Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Preferred Securities Guarantee from any court of competent jurisdiction.

                  (vi) The Trust Preferred Securities Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Trust Preferred Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Trust Preferred Securities Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Trust Preferred Securities Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Trust Preferred Securities Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Trust Preferred Securities

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



         Guarantee Trustee, upon the occurrence of a Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Preferred Securities Guarantee.

                  (vii) The Trust Preferred Securities Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trust Preferred Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (viii) The Trust Preferred Securities Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Trust Preferred Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (ix) Any action taken by the Trust Preferred Securities Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Trust Preferred Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Trust Preferred Securities Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Trust Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Trust Preferred Securities Guarantee Trustee's or its agent's taking such action.

                  (x) Whenever in the administration of this Trust Preferred Securities Guarantee the Trust Preferred Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Trust Preferred Securities Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Trust Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                  (xi) The Trust Preferred Securities Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Preferred Securities Guarantee.

                  (b) No provision of this Trust Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Trust Preferred Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trust Preferred Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Trust Preferred Securities Guarantee Trustee shall be construed to be a duty.

SECTION 3.3. Not Responsible for Recitals or Issuance of Trust Preferred Securities Guarantee

                  The recitals contained in this Trust Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Trust Preferred Securities Guarantee Trustee does not assume any responsibility for their correctness. The Trust Preferred Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Trust Preferred Securities Guarantee.


                                   ARTICLE IV
                  TRUST PREFERRED SECURITIES GUARANTEE TRUSTEE

SECTION 4.1       Trust Preferred Securities Guarantee Trustee; Eligibility

                  (a) There shall at all times be a Trust Preferred Securities Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Trust Preferred Securities Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Trust Preferred Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the Trust Preferred Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trust Preferred Securities Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

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



SECTION 4.2 Appointment, Removal and Resignation of Trust Preferred Securities Guarantee Trustee

                  (a) Subject to Section 4.2(b), the Trust Preferred Securities Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during a Guarantee Event of Default.

                  (b) The Trust Preferred Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Trust Preferred Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Trust Preferred Securities Guarantee Trustee and delivered to the Guarantor.

                  (c) The Trust Preferred Securities Guarantee Trustee shall hold office until a Successor Trust Preferred Securities Guarantee Trustee shall have been appointed or until its removal or resignation. The Trust Preferred Securities Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Trust Preferred Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Trust Preferred Securities Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Trust Preferred Securities Guarantee Trustee and delivered to the Guarantor and the resigning Trust Preferred Securities Guarantee Trustee.

                  (d) If no Successor Trust Preferred Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this
Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Trust Preferred Securities Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Trust Preferred Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trust Preferred Securities Guarantee Trustee.

                  (e) No Trust Preferred Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Trust Preferred Securities Guarantee Trustee.

                  (f) Upon termination of this Trust Preferred Securities Guarantee or removal or resignation of the Trust Preferred Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Trust Preferred Securities Guarantee Trustee all amounts due to the Trust Preferred Securities Guarantee Trustee for fees and reimbursement of expenses which have accrued to the date of such termination, removal or resignation.


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


                                    ARTICLE V
                                    GUARANTEE

SECTION 5.1       Guarantee

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2       Waiver of Notice and Demand

                  The Guarantor hereby waives notice of acceptance of this Trust Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3       Obligations Not Affected

                  The obligations, covenants, agreements and duties of the Guarantor under this Trust Preferred Securities Guarantee shall be absolute and unconditional and shall remain in full force and effect until the entire liquidation amount of all Trust Preferred Securities shall have been paid and such obligations, covenants, agreements and duties in no way be affected or impaired by reason of the happening from time to time of any event, including without limitation the following, whether or not with notice to, or the consent of, the Guarantor:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Trust Preferred Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution (as defined in the Declaration) or any other sums payable under the terms of the Trust Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred

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



on the Property Trustee or the Holders pursuant to the terms of the Trust Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Trust Preferred Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred;

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing. No set-off, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Trust Preferred Securities Guarantee.

SECTION 5.4       Rights of Holders

                  (a) The Holders of a Majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Preferred Securities Guarantee Trustee in respect of this Trust Preferred Securities Guarantee or exercising any trust or power conferred upon the Trust Preferred Securities Guarantee Trustee under this Trust Preferred Securities Guarantee.

                  (b) If the Trust Preferred Securities Guarantee Trustee fails to enforce such Trust Preferred Securities Guarantee, any Holder may institute a legal proceeding directly against the Guarantor to enforce the Trust Preferred Securities Guarantee Trustee's rights under this Trust Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Trust Preferred Securities Guarantee Trustee or any other Person or entity. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder may directly institute a proceeding against the Guarantor for enforcement of the Trust Preferred Securities Guarantee for such payment to the Holder of the principal of or interest on the Debentures on or after the respective due dates specified in the Debentures, and the amount of the payment will be based on the Holder's pro rata share of the amount due and owing on all of the Trust Preferred Securities. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other Person or entity before proceeding directly against the Guarantor.

SECTION 5.5       Guarantee of Payment

                  This Trust Preferred Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6       Subrogation

                  The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Trust Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Trust Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Trust Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7       Independent Obligations

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Trust Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Trust Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1       Limitation of Transactions

                  So long as any Trust Preferred Securities remain outstanding, if there shall have occurred a Guarantee Event of Default or an Event of Default, or an event that, with the giving of notice or the lapse of time, or both, would be a Guarantee Event of Default or an Event of Default then, prior to the payment of all accrued interest on outstanding Debentures, the Guarantor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Guarantor (including any Other Debentures) that rank pari passu with or junior in right of payment to the Debentures or
(iii) make any guarantee pay-
ments with respect to any of the foregoing (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Trust Preferred Securities Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit plans for its directors, officers or employees or any of the Guarantor's dividend reinvestment plans).

SECTION 6.2       Ranking

                  This Trust Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to Senior and Subordinated Indebtedness (as defined in the Indenture), to the same extent and in the same manner that the Debentures are subordinated to Senior and Subordinated Indebtedness pursuant to the Indenture,
(ii) pari passu with the Debentures, the Other Debentures, the Common Securities Guarantee, any Other Guarantee, any Other Common Securities Guarantee and the most Senior Preferred Stock now or hereafter issued by the Guarantor, and (iii) senior to the Guarantor's capital stock. If an Event of Default has occurred and is continuing, the rights of the holders of the Common Securities to receive any payments shall be subordinated to the rights of the Holders to receive Guarantee Payments hereunder.


                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1       Termination

                  This Trust Preferred Securities Guarantee shall terminate (i) upon full payment of the Redemption Price (as defined in the Declaration) of all Trust Preferred Securities or (ii) upon liquidation of the Issuer and the full payment of the amounts payable in accordance with the Declaration or the distribution of the Debentures to the Holders and the holders of Common Securities. Notwithstanding the foregoing, this Trust Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Trust Preferred Securities or under this Trust Preferred Securities Guarantee.

                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.1       Exculpation

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Trust Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Trust Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

SECTION 8.2       Indemnification

                  The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Trust Preferred Securities Guarantee.


                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1       Successors and Assigns

                  All guarantees and agreements contained in this Trust Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders then outstanding.


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


SECTION 9.2       Amendments

                  Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Trust Preferred Securities Guarantee may only be amended with the prior approval of the Holders of a Majority in liquidation amount of the Trust Preferred Securities (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined). The provisions of the Declaration with respect to consents to amendments thereof (whether at a meeting or otherwise) shall apply to the giving of such approval.

                  Prior to executing any amendment hereto, the Trust Preferred Securities Guarantee Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Trust Preferred Securities Guarantee Agreement.

SECTION 9.3       Notices

                  All notices provided for in this Trust Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

                  (a) If given to the Issuer, in care of the Administrative Trustee at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders and the Trust Preferred Securities Guarantee Trustee):

                          Local Financial Capital Trust I
                          3601 NW 63rd Strteet
                          Oklahoma City, Oklahoma 73116
                          Attention:       Richard L. Park
                                           Administrative Trustee
                          Telecopy:        (405) 841-2289

                  (b) If given to the Trust Preferred Securities Guarantee Trustee, at the Trust Preferred Securities Guarantee Trustee's mailing address set forth below (or such other address as the Trust Preferred Securities Guarantee Trustee may give notice of to the Holders, the Guarantor and the Issuer):

                           The Bank of New York
                           101 Barclay Street
                           21st Floor West
                           New York, New York 10286
                           Attention:  Corporate Trust Trustee Administration
                           Telecopy:   (212) 815-5917


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



                  (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders and the Trust Preferred Securities Guarantee Trustee):

                           Local Financial Corporation
                           3601 NW 63rd Street
                           Oklahoma City, Oklahoma 73116
                           Attention:  Jan A. Norton
                                       President
                           Telecopy: (405) 841-2289

                  (d) If given to any Holder, at the address set forth on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4       Benefit

                  This Trust Preferred Securities Guarantee is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the Trust Preferred Securities.

SECTION 9.5       Governing Law

                  THIS TRUST PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  THIS TRUST PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

                                     LOCAL FINANCIAL CORPORATION, as Guarantor



                                     By:_______________________________________
                                         Jan A. Norton
                                         President



                                     THE BANK OF NEW YORK, as Trust Preferred
                                        Securities Guarantee Trustee



                                     By:__________________________
                                         Name:
                                         Title:



                                       21